EXHIBIT 99.2

Certain Financial Information Discussed During the Third Quarter (FY 2005) Earnings Release Conference Call Not Included in the Press Release

1.             Capital expenditures for the third quarter were approximately $3.4 million.

2.             We incurred impairment charges for write-downs of store fixed assets of $1.8 million for the first nine months of this year versus $0.5 million for the first nine months of last year, and incurred charges relating to store closings of $1.4 million for the first nine months of this year versus $0.7 million for the first nine months of last year.  Most of these fiscal 2005 store closing charges related to multi-brand store openings.

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